UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
  ______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2016
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Renewable Energy Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35397	26-4785427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
416 South Bell Avenue
Ames, Iowa 50010
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (515) 239-8000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On February 1, 2016, Renewable Energy Group, Inc. (“REG”) entered into an asset purchase agreement with Sanimax Energy, LLC (“Sanimax”) to acquire Sanimax’s 20 million gallon nameplate capacity biodiesel refinery located in DeForest, Wisconsin.

Under the asset purchase agreement, REG will pay Sanimax approximately $11 million in cash and will issue 500,000 shares of REG common stock in exchange for the biorefinery and related assets.  REG may also pay Sanimax up to an additional $5 million in cash over a period of up to seven years after closing based on the volume of biodiesel produced at the plant, which will be re-named REG Madison, LLC.  Closing is subject to satisfaction of customary closing conditions.

The issuance of the shares of REG’s common stock in connection with the asset purchase will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). It is expected that the shares will be issued pursuant to the exemption from registration provided by Rule 506 of Regulation D under the Securities Act, or another available exemption from registration as REG may determine. REG will rely upon the representations and warranties of Sanimax in support of the satisfaction of the conditions contained in Regulation D or such other available exemption from registration.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 4, 2016

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer